EXHIBIT 24.1



                               CONSENT OF COUNSEL



I hereby consent to the reference to me in the Prospectus constituting part of this Form SB-1 Post-Effective Amendment No. 6 to the Registration Statement for Innovative Financial Resources, Inc., under the caption "Legal Matters".





/s/ Carl N. Duncan, Esq.
CARL N. DUNCAN, ESQ.


Bethesda, Maryland
December 30, 2003